Exhibit 10.1


                     AGREEMENT WITH RESPECT TO ERROR ACCOUNT

         This Agreement with Respect to Error Account (the "Agreement") is made and entered into as of the 14th day of January 2003, between Strategic Futures and Options, Inc., a Minnesota corporation ("SFO"), and Ronald G. Wolfbauer, Jr., an individual and the President and CEO of SFO ("Wolfbauer"). The parties to this Agreement are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

                                    RECITALS

         WHEREAS, SFO has historically allowed a broker whose error account charges exceed his commission income during a particular calendar month to offset the shortfall against future commission income; and

         WHEREAS, the Corporation was recently advised that as a result of TELS Corporation's acquisition of SFO in September 2002, and the new status of the Corporation as a subsidiary of a publicly-held corporation that files reports with the Securities and Exchange Commission, this business practice could, in the case of Wolfbauer, as the President and CEO of TELS and SFO, be construed to constitute a personal loan from SFO to Wolfbauer in violation of Section 402 of the Sarbanes-Oxley Act of 2002; and

         WHEREAS, the Parties desire to enter into this Agreement to provide for the immediate payment of Wolfbauer's error account balance and to further provide that Wolfbauer's error account balances will not be carried-over in the future;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, SFO and Wolfbauer agree as follows:

         1. Payment of Error Account Balance. Concurrently with the execution of this Agreement Wolfbauer has paid to the Corporation $44,788.28, which constitutes the outstanding balance of Wolfbauer's error account as of the date hereof. The Corporation acknowledges receipt of such payment and further acknowledges that Wolfbauer's error account has been paid in full.

         2. No Future Carry-Over of Error Account Balances. From and after the date hereof, Wolfbauer shall not be permitted to carry over the balance of his error account with SFO from one month to another and, in the event Wolfbauer's error account for any future month should exceed his income for that month, he will pay the difference to the Corporation on or before the end of the calendar month in question.

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         3. Miscellaneous. The terms, covenants and conditions herein contained shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors, transferees and assigns. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and may only be modified by a subsequent writing executed by all Parties hereto. If any term, covenant, condition or agreement of this Agreement or the application of it to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term, covenant, condition or agreement to persons or circumstances, other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition or agreement of this Agreement shall be valid and shall be enforced to the extent permitted by law. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the state of Minnesota.

         Dated effective as of the date first written above.

                           SFO:
                                            Strategic Futures and Options, Inc.
                                            A Minnesota Corporation


                                            By /s/ Jennifer M. Hildebrandt
                                            ------------------------------------
                                            Jennifer M. Hildebrandt
                                            Secretary

                           Wolfbauer:


                                            /s/ Ronald G. Wolfbauer
                                            ------------------------------------
                                            Ronald G. Wolfbauer, Jr.
                                            An Individual